                                                                     Exhibit 8.1


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                                October 28, 2003



Newcastle Investment Corp.
1251 Avenue of Americas
New York,  New York 10020


            Re:   Certain Federal Income Tax Matters

Ladies and Gentlemen:

            You have requested our opinion concerning certain Federal income tax consequences of an investment in stock or other securities of Newcastle Investment Corp., a Maryland corporation ("Newcastle"), as described in a Registration Statement on Form S-3 (No. 333-109597) filed with the Securities and Exchange Commission (the "Commission"), as amended through the date hereof (the "Registration Statement").

            We have acted as tax counsel to Newcastle in connection with the preparation and filing of the Registration Statement and certain other documents. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of Newcastle (the "Officers' Certificate") relating to, among other things, the actual and proposed operations of Newcastle and the entities in which it holds, or has held, a direct or indirect interest (collectively, the "Company"). For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officers' Certificate, the Registration Statement, or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representations that the information presented in the Officers' Certificate, Registration Statement and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing

Newcastle Investment Corp.
October 29, 2003
Page 2


accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers' Certificate may affect our conclusions set forth herein. We have, at your request, also relied upon: (i) the opinion of Brown & Wood LLP, dated May 5, 1999, regarding the qualification of Impac Commercial Holdings, Inc. as a real estate investment trust ("REIT"), (ii) the opinion of Thacher Proffitt & Wood, dated July 22, 1999, in connection with the issuance of certain notes by Fortress CBO Investments I, Limited and Fortress CBO Investments I Corp., (iii) the opinion of Sidley & Austin, dated November 17, 1999, in connection with the issuance of certain certificates by Fortress Commercial Mortgage Trust 1999-PC1, (iv) the opinion of Sidley & Austin, dated May 27, 1999, in connection with the issuance of certain certificates by Government Lease Trust, (v) the opinion of Sidley Austin Brown & Wood, dated December 31, 2001, in connection with the issuance of certain notes by FIC GSA Mezzanine Borrower LLC and FIC Houston LLC, and (vi) the opinion of Thacher Proffitt & Wood, dated July 12, 2002, in connection with the issuance of certain bonds by Impac CMB Trust 1998-C1, each of which opinions is included in an exhibit to the Registration Statement.

            In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

            Our opinion is also based on the correctness of the following assumptions: (i) Newcastle and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms.

            In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder ("Regulations"), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.

Newcastle Investment Corp.
October 29, 2003
Page 3




In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

            We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

            Based on the foregoing, we are of the opinion that, commencing with Newcastle's initial taxable year that ended on December 31, 2002, Newcastle was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, Newcastle's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Newcastle's operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

            We express no opinion on any issue relating to Newcastle or any investment therein, other than as expressly stated above.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.

                                     Very truly yours,

                                     /s/ Skadden, Arps, Slate, Meager & Flom LLP

                                BROWN & WOOD LLP

                          815 CONNECTICUT AVENUE, N.W.

                           WASHINGTON, D.C. 20006-4004

                             TELEPHONE: 202-973-0600
                             FACSIMILE: 202-223-0485




                                   May 5, 1999

Fortress Partners L.P.
1301 Avenue of the Americas
42nd Floor
New York, New York 10019

Re: Impac Commercial Holdings, Inc.

Ladies and Gentlemen:

         We have acted as tax counsel for Impac Commercial Holdings, Inc., a Maryland corporation (the "Company") in connection with the issuance and sale of an aggregate of 479,999 shares (the "Shares") of the Company's Series B 8.5% Cumulative Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), pursuant to a stock purchase agreement dated May 5, 1999, between the Company and Fortress Partners L.P. (the "Stock Purchase Agreement"). This opinion is being rendered to you pursuant to Section 5.16 of the Stock Purchase Agreement.

         The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and interpretations of the foregoing by the Internal Revenue Service and the courts, all of which are subject to change either prospectively or retroactively.

         In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         In addition to such examination, our opinion is also premised on certain written representations of the Company contained in a letter to us dated as of the date hereof (the "Officer's Certificate").

         Based on such facts, assumptions and representations, it is our opinion that:

              Commencing with the Company's taxable year ended December 31, 1997, the Company has been and continues to be organized in conformity with the requirements for qualification as a "real estate investment trust," within the meaning of the Code and its method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

         We are opining herein only as to the effect of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         This opinion is only being rendered to you as of the date of this letter and Brown & Wood LLP undertakes no obligation to update this opinion if there are changes in the facts or the law subsequent to such date.

         Furthermore, this opinion is rendered only to you and is solely for your benefit in connection with the transaction described above. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                       Very truly yours,


                                       /s/ Brown & Wood LLP

                          [Sidley & Austin Letterhead]



                                  May 27, 1999


Bear, Stearns & Co. Inc.                    MBIA Insurance Corporation
245 Park Avenue                             113 King Street
New York, New York 10167                    Armonk, New York 10504

Fortress Investment Corp.                   Moody's Investors Service, Inc.
c/o Fortress Investment Group               99 Church Street
1301 Avenue of the Americas                 New York, New York 10007
New York, New York 10019

Fortress GSA Properties Holdings L.L.C.     Standard & Poor's Rating Services
c/o Fortress Investment Group               25 Broadway
1301 Avenue of the Americas                 New York, New York 10004
New York, New York 10019

Fortress GSA Securities L.L.C.              State Street Bank and Trust Company
c/o Fortress Investment Group               Two International Place, Fifth Floor
1301 Avenue of the Americas                 Boston, Massachusetts 02110
New York, New York 10019

         Re:  Government Lease Trust, Lease-Backed Pass-Through
              Certificates, Series 1999-GSAl, and Commercial
              Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

         We have acted as special counsel to Fortress GSA Securities L.L.C. (the "Depositor"), Fortress Investment Corp. ("Fortress Investment"), Fortress GSA Properties Holdings L.L.C. ("Fortress Holdings") and each of the Borrowers (defined below) in connection with the following transactions (collectively, the "Transactions"):

         (i) the sale by Meridian Funding Company, LLC ("Meridian"), and the purchase by the Depositor, of a mortgage loan made pursuant to that certain Loan Agreement (the "Meridian Loan Agreement"), dated as of July 31, 1998, between Meridian, Bankers Trust Company, as collateral agent (the "Collateral Agent") and the Borrowers named therein;

Bear, Stearns & Co. Inc.
Fortress Investment Corp.
Fortress GSA Properties Holdings L.L.C.
Fortress GSA Securities L.L.C.
Moody's Investors Service, Inc.
Standard & Poor's Rating Services
MBIA Insurance Corporation
State Street Bank and Trust Company
May 27, 1999
Page 2


         (ii) the sale by Fleet National Bank, and the purchase by the Depositor, of a mortgage loan made pursuant to that certain Loan Agreement (the "Fleet Loan Agreement"), dated as of March 4, 1999, between Fleet National Bank, as agent, and the San Diego Borrower;

         (iii) the execution and delivery by the Depositor and the Borrowers of that certain Amended and Restated Loan Agreement (the "New Loan Agreement"), dated as of May 27, 1999, between the Depositor, Bankers Trust Company, as collection agent, and the Borrowers, pursuant to which, among other things, (a) the indebtedness evidenced by the promissory note made pursuant to the Meridian Loan Agreement and the indebtedness evidenced by the promissory note made pursuant to the Fleet Loan Agreement were combined and consolidated into a single, consolidated indebtedness (collectively with the additional advances described in clause (c) below, the "New Loan"), (b) the terms of the Meridian Loan Agreement and the Fleet Loan Agreement were amended and restated in their entirety and (c) provision was made for an additional advance as described therein;

         (iv) the creation of a common law trust (the "Trust"), and the issuance to the Depositor by the Trust of an aggregate $223,245,400 Certificate Principal Balance of Lease-Backed Pass-Through Certificates, Series 1999-GSA1 (the "Class A Certificates"), consisting of four classes designated Class A-1, Class A-2, Class A-3 and Class A-4, and an aggregate $175,870,728 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"), consisting of three classes designated Class B-1, Class B-2 and Class B-3, pursuant to the Trust and Servicing Agreement, dated as of May 27, 1999 (the "Trust Agreement"), between the Depositor as depositor, Fortress Holdings as primary advancer, Midland Loan Services, Inc. as servicer (in such capacity, the "Servicer") and special servicer, and State Street Bank and Trust Company as trustee (in such capacity, the "Trustee");

         (v) the transfer of the Mortgage Loan by the Depositor to the Trust, pursuant to the Trust Agreement, in exchange for the Certificates;

         (vi) the execution and delivery by MBIA Insurance Corporation ("MBIA"), the Depositor and Fortress Investment of an Insurance and Reimbursement Agreement (the "I&R Agreement"), dated as of May 27, 1999 and of its financial guaranty insurance policy in favor of the Trustee for the benefit of the holders of the Class A Certificates, the holders of the Class B Certificates, the Servicer and the Trustee, in its individual capacity;

         (vii) the execution by Fortress Investment of and delivery to MBIA of the Indemnification Agreement dated as of May 27, 1999 (the "Indemnification Agreement");

Bear, Stearns & Co. Inc.
Fortress Investment Corp.
Fortress GSA Properties Holdings L.L.C.
Fortress GSA Securities L.L.C.
Moody's Investors Service, Inc.
Standard & Poor's Rating Services
MBIA Insurance Corporation
State Street Bank and Trust Company
May 27, 1999
Page 3



         (viii) the sale by the Depositor, and the purchase by Bear, Stearns & Co. Inc,, of the Certificates pursuant to the Certificate Purchase Agreement, dated as of May 27, 1999, between the Depositor, Fortress Investment and the Initial Purchaser;


         (ix) the execution and delivery by Fortress Investment of that certain Guaranty Agreement dated as of May 27, 1999 (the "Repurchase Guaranty"); and

         (x) the execution and delivery by Fortress Investment of that certain Advance Guaranty Agreement, made in favor of the Trustee on behalf of the Certificateholders and dated as of May 27, 1999 (the "Advance Guaranty").

         The New Loan Agreement, the Loan Documents (as defined in the New Loan Agreement), the Trust Agreement, the I&R Agreement, the Certificate Purchase Agreement and the Advance Guaranty are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Trust Agreement and, to the extent not defined therein, in the other Agreements.

         For purposes of this opinion letter, we have reviewed the Agreements, the GSA Leases and the Private Offering Memorandum, dated May 25, 1999, relating to the Trust and the Certificates (including all exhibits and annexes thereto, the "Private Offering Memorandum"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for this opinion. We have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements as we have deemed relevant or necessary as the basis for such opinion. We have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based. We have also assumed a (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies, (v) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (vi) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto (other than the Depositor, Fortress Investment, Fortress Holdings and the respective Borrowers), enforceable against each such party in accordance with its terms, and (vii) the absence of any other agreement that supplements or otherwise modifies the agreements expressed in the Agreements. We have also assumed that each of the Depositor, Fortress Holdings and each Borrower has been duly organized and is validly existing in good standing under the laws of its state of

Bear, Stearns & Co. Inc.
Fortress Investment Corp.
Fortress GSA Properties Holdings L.L.C.
Fortress GSA Securities L.L.C.
Moody's Investors Service, Inc.
Standard & Poor's Rating Services
MBIA Insurance Corporation
State Street Bank and Trust Company
May 27, 1999
Page 4


incorporation or formation with full power and authority to enter into and perform its obligations under the each of the Agreements to which it is a party. The bases for that assumption, and the due authorization, by all necessary action, and the execution and delivery by each of the Depositor, Fortress Holdings and each Borrower, of any Agreement to which any of them is a party, is the subject of our separate opinion of even date herewith. With respect to each GSA Lease, we have assumed that (i) such GSA Lease, and all amendments thereto and all novations and supplements thereof (collectively, the "GSA Lease Documents") were executed and delivered on behalf of the General Services Administration by a contracting officer as to which, at the time of the execution and delivery of the GSA Lease and any other GSA Lease Document, a contracting officer warrant ("Warrant") had been issued, and was in effect, duly appointing him or her as a contracting officer with authority for the United States of America, (ii) such contracting officer had obtained all requisite approvals and authorizations prior to the execution of the related GSA Lease and any other GSA Lease Documents and (iii) in executing the related GSA Lease and any other GSA Lease Documents, such contracting officer was acting within the scope of his or her Warrant.

         In rendering the opinions below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive laws of the State of New York, the General Corporation Law of the State of Delaware and, where expressly referred to below, the federal laws of the United States of America.

         Based upon the foregoing, we are of the opinion that:

              1. Each of the Agreements to which any of the Depositor, Fortress Investment, Fortress Holdings or any Borrower is a party and that is governed by New York law constitutes a valid, legal and binding agreement of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally, (b) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (c) public policy considerations underlying any law, rule or regulation (including any federal or state securities laws) to the extent that the same limit the enforceability of any provisions of such Agreements that purport or are construed to provide indemnification or contribution; and provided that certain of the remedial provisions, including waivers, with respect to the exercise of remedies contained in the New Loan Agreement may be

Bear, Stearns & Co. Inc.
Fortress Investment Corp.
Fortress GSA Properties Holdings L.L.C.
Fortress GSA Securities L.L.C.
Moody's Investors Service, Inc.
Standard & Poor's Rating Services
MBIA Insurance Corporation
State Street Bank and Trust Company
May 27, 1999
Page 5


                   unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the New Loan Agreement, taken as a whole, and together with applicable law, the New Loan Agreement contains adequate provisions for the practical realization of the benefits of the security provided thereby.

              2. Each GSA Lease is a valid and binding obligation of the United States, enforceable against the United States in accordance with its terms.

              3. The payment of rent and other charges, if any, by the United States under each GSA Lease is not subject to annual appropriations by the United States Congress, and the obligation to make such payments is a general obligation of the United States. If any payments that are properly due and owing to a Borrower under any GSA Lease are not made, such Borrower would be entitled to enforce the payment obligations of the United States in accordance with the terms of such GSA Lease.

              4. Assuming the filing, pursuant to (i) the Federal Assignment of Claims Act, 31 U.S.C. Sec. 3727, and the regulations promulgated thereunder, 48 C.F.R. Chapter 1, Subpart 32.8 and Chapter 5, Subpart 532.8 (in the case of claims arising under such leases) and (ii) the Federal Assignment of Contracts Act, 41 U. S. C. Section 15 (in the case of the leases as contracts) (together, the "Assignment Acts"), of (a) with respect to each GSA Lease in favor of a Meridian Borrower (or, in the case of the GSA Lease in favor of San Diego Borrower, from the San Diego Borrower), a Notice of Release of Assignment (a copy of the form of which is attached hereto), in accordance with 48 C.F.R. Section 32.805, each with a true copy of the instrument releasing the assignment of such GSA Lease to the Collateral Agent annexed thereto and
                   (b) with respect to each GSA Lease, the Notices of Assignment (a copy of the form of which is attached hereto), in accordance with 48 C.F.R. Section 32.805, each with a true copy of the instrument assigning such GSA Lease from the related Meridian Borrower (or, in the case of the GSA Lease in favor of the San Diego Borrower, from the San Diego Borrower) to the Trustee annexed thereto, with (x) the applicable contracting officer or the Administrator of the General Services Administration, (y) the surety under any surety bonds applicable to such contracts or claims and (z) the disbursing officer designated in each such contract to make payment, and further assuming

Bear, Stearns & Co. Inc.
Fortress Investment Corp.
Fortress GSA Properties Holdings L.L.C.
Fortress GSA Securities L.L.C.
Moody's Investors Service, Inc.
Standard & Poor's Rating Services
MBIA Insurance Corporation
State Street Bank and Trust Company
May 27, 1999
Page 6


                   that the collateral assignment of each GSA Lease to the Trustee would otherwise be a valid and enforceable assignment under applicable state law (as to which no opinion is given), the Trustee will be entitled to the protection afforded by the Assignment Acts and the regulations promulgated thereunder.

              5. The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Trust Agreement and paid for in accordance with the Certificate Purchase Agreement, will be entitled to the benefits of the Trust Agreement.

              6. None of the sale of the Certificates to the Initial Purchaser pursuant to the Certificate Purchase Agreement or the consummation of any of the other transactions contemplated by or the fulfillment by the Depositor of the terms of the Agreements to which the Depositor is a party, will conflict with or result in a breach or violation of any term or provision of the certificate of formation or operating agreement of the Depositor, or any federal or State of New York statute or regulation, known to us to be applicable, generally, to transactions of the nature contemplated by the Agreements, except we express no opinion as to compliance with the securities laws of the State of New York or any other particular State in connection with the purchase and the offer and sale of the Certificates by the Initial Purchaser.

              7. The consummation of any of the transactions contemplated by or the fulfillment by the Depositor, Fortress Investment, Fortress Holdings or any Borrower of the terms of the Agreements to which the Depositor, Fortress Investment, Fortress Holdings or any Borrower is a party, will not conflict with or result in a breach or violation of any term or provision of (a) except in the case of Fortress Investment, as to which as no opinion is given, the certificate of formation or operating agreement of any such party, or (b) any federal or State of New York statute or regulation known to us to be applicable, generally, to transactions of the nature contemplated by the Agreements.

              8. No consent, approval, authorization or order of any federal or State of New York or State of Delaware court, agency or other governmental body known to us to be applicable, generally, to transactions of the nature contemplated by the Agreements is required for the consummation by the

Bear, Stearns & Co. Inc.
Fortress Investment Corp.
Fortress GSA Properties Holdings L.L.C.
Fortress GSA Securities L.L.C.
Moody's Investors Service, Inc.
Standard & Poor's Rating Services
MBIA Insurance Corporation
State Street Bank and Trust Company
May 27, 1999
Page 7


                   Depositor, Fortress Investment or Fortress Holdings of the transactions contemplated by the terms of the Agreements, except such as may be required under the securities laws of the State of New York and other particular States in connection with the purchase and the offer and sale of the Certificates by the Initial Purchaser, as to which we express no opinion, except the filings described in paragraph 4 above and except such as have been obtained.

              9. The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust is not required to be registered under the Investment Company Act of 1940, as amended.

              10. The statements set forth in the Private Offering Memorandum under the heading "Description of the Certificates" and "Description of the Trust Agreement", insofar as such statements purport to summarize certain material provisions of the Certificates and the Trust Agreement, provide a fair and accurate summary of such provisions.

              11. The statements set forth in the Private Offering Memorandum under the headings "Certain Federal Income Tax Consequences", "ERISA Considerations" and "Legal Investment", to the extent that they purport to describe certain matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Certificates to all investors, provide a fair and accurate summary of such matters and conclusions set forth under such headings.

              12. The offer and sale of the Certificates by the Depositor to the Initial Purchaser, and by the Initial Purchaser to investors that purchase from the Initial Purchaser, in the manner contemplated in the Private Offering Memorandum, the Certificate Purchase Agreement and the Trust Agreement, assuming (a) the accuracy of the Initial Purchaser's and the Depositor's respective representations and warranties contained in the Certificate Purchase Agreement, (b) the accuracy in each case of the representations and warranties required to be made under the heading "Notice to Investors" in the Private Offering Memorandum and (c) the performance of the Initial Purchaser's and the Depositor's respective covenants contained in the Certificate Purchase Agreement, are transactions that do not require registration of the Certificates under the Securities Act of 1933, as amended.

Bear, Stearns & Co. Inc.
Fortress Investment Corp.
Fortress GSA Properties Holdings L.L.C.
Fortress GSA Securities L.L.C.
Moody's Investors Service, Inc.
Standard & Poor's Rating Services
MBIA Insurance Corporation
State Street Bank and Trust Company
May 27, 1999
Page 8


              13. Assuming compliance with all the provisions of the Trust Agreement, for City and State of New York income and corporation franchise tax purposes, the Trust will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any City or State of New York franchise tax liability.

              14. Assuming compliance with all the provisions of the Trust Agreement, the arrangement under which the Trust Fund is created will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986 (the "Code") and not as a partnership, an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool.

              15. The Certificates will be characterized as evidencing ownership interests in the Mortgage Loan and as constituting interests in "stripped bonds" within the meaning of Section 1286 of the Code.

         When used in this opinion, the term "knowledge" or words of similar import mean the conscious awareness of facts or other information of the Sidley & Austin attorneys currently practicing law with this firm who have been actively involved in negotiating the Agreements and other aspects of the Transactions, having no current conscious awareness of any contrary facts or information.

         The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.


                                            Very truly yours,


                                            /s/ Sidley & Austin

                     [THATCHER PROFFITT & WOOD LETTERHEAD]


                                                              July 22, 1999

Fortress CBO Investments I, Limited              The Chase Manhattan Bank, London Branch,
c/o BNP Private Bank & Trust                     as Trustee under the Trust Deed described herein
  Cayman Limited                                 Trinity Tower
Piccadilly Centre, P.O. Box 30688 SMB            9 Thomas More Street
Grand Cayman, Cayman Islands                     London, El 9YT
British West Indies

Fortress CBO Investments I Corp.                 Moody's Investors Service, Inc.
1301 Avenue of the Americas, 42nd Floor          99 Church Street
New York, New York 10119                         New York, New York 10007

Standard & Poor's, a division of the             Bear, Stearns & Co. Inc.
McGraw-Hill Companies, Inc.                      Bear Stearns International Limited
55 Water Street, 40th Floor                      245 Park Avenue
New York, New York 10041                         New York, New York 10167

Lehman Brothers Inc.
Lehman Brothers International (Europe)           Bear, Stearns Financial Products Inc.
3 World Financial Center                         245 Park Avenue
New York, New York 10285                         New York, New York 10167

Westdeutsche Landesbank Girozentrale
1211 Avenue of the Americas, 23rd Floor
New York, NY 10035


                     Opinion: Placement Agent Agreement
                     Fortress CBO Investments I, Limited
                     Fortress CBO Investments I Corp.

Ladies and Gentlemen:

         We have acted as counsel to Fortress Investment Corp. (the "Company", the "Seller" or the "Collateral Manager", as appropriate), Fortress CBO Investments I, Limited (the "Issuer") and Fortress CBO Investments I Corp. (the "Co-Issuer"; together with the Issuer, the "Issuers"), in connection with (i) the Underlying Assets Purchase Agreement, dated as of July 22, 1999 (the "Underlying Assets Purchase Agreement"), between the Issuer and the Seller, (ii) the Secured

Fortress CBO Investments I, Limited                                       Page 2
Fortress CBO Investments I Corp.
July 22, 1999



Note and Certificate Trust Deed, dated July 22, 1999 (the "Trust
Deed"), among the Issuers and The Chase Manhattan Bank, London Branch as trustee (the "Trustee"), and the securities issued pursuant thereto designated U.S.$322,500,000 Class A Floating Rate Notes (the "Class A Notes"), U.S.$20,000,000 Class B Floating Rate Notes (the "Class B Notes"), U.S.$62,500,000 Class C Fixed Rate Notes (the "Class C Notes"), U.S.$32,500,000 Class D Fixed Rate Notes (the "Class D Notes"; collectively with the Class A Notes, the Class B Notes and the Class C Notes, the "Senior Notes"), U.S.$17,500,000 Class E Fixed Rate Notes (the "Class E Notes"), U.S.$17,500,000 Preferred Certificates (the "Preferred Certificates"), Common I Certificates (the "Common I Certificates") and Common II Certificates (the "Common II Certificates"; collectively with the Common I Certificates, the "Common Certificates"; collectively with the Preferred Certificates, the "Certificates"; collectively with the Class E Notes, the "Subordinate Securities" or the "Retained Securities"; collectively with the Senior Notes, the "Securities"),
(iii) the Collateral Management Agreement, dated as of July 22, 1999 (the "Collateral Management Agreement"), between the Issuer and the Collateral Manager, (iv) the Collateral Administration Agreement, dated as of July 22, 1999 (the "Collateral Administration Agreement"), among the Issuer, the Collateral Manager and the Trustee, (v) the Custodial Account Agreement, dated as of July 22, 1999 (the "Custodial Account Agreement"), among the Issuer, the Trustee and The Chase Manhattan Bank, New York Branch (the "Custodian"), (vi) the ISDA Master Agreement, dated as of July 22, 1999 (the "Basic Hedge Agreement"), between the Issuer and Bear Stearns Financial Products Inc., (vii) the ISDA Master Agreement, dated as of July 22, 1999 (the "Timing Hedge"; collectively with the Basic Hedge Agreement, the "Hedge Agreements"), between the Issuer and Westdeutsche Landesbank Girozentrale, New York Branch, (viii) the Offering Memorandum, dated July 16, 1999 (the "Offering Memorandum"), relating to the Senior Notes, (ix) the Placement Agent Agreement, dated as of June 7, 1999 (the "Placement Agent Agreement"), among the Fortress, the Issuer, Bear, Steams & Co. Inc., Bear, Stearns International Limited, Lehman Brothers Inc. and Lehman Brothers International (Europe) (collectively, the "Placement Agents") relating to the placement of the Senior Notes, and (x) the Note Purchase Agreement, dated as of July 16, 1999 (the "Note Purchase Agreement"), between the Issuer and certain of the Placement Agents relating to the purchase and sale of the Senior Notes. The Underlying Assets Purchase Agreement, the Trust Deed, the Collateral Management Agreement, the Collateral Administration Agreement, the Custodial Account Agreement, the Hedge Agreements, the Placement Agent Agreement and the Note Purchase Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.


         In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all

Fortress CBO Investments I, Limited                                       Page 3
Fortress CBO Investments I Corp.
July 22, 1999

documents, and the necessary entity power with respect thereto and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

         Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law,
(ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to venue or forum, to confer subject matter jurisdiction on a federal court located within the State of New York to adjudicate any controversy in any situation in which such court would not have subject matter jurisdiction, to waive the right to jury trial, to impose a penalty or forfeiture, to release, exculpate or exempt a party from, or to require indemnification of a party for, liability for its own action or inaction to the extent that the action or inaction includes negligence, recklessness or willful or unlawful conduct, to sever any provision of any agreement, to restrict access to legal or equitable remedies, to establish evidentiary standards, to appoint any person or entity as the attorney-in-fact of any other person or entity, to require that any agreement may only be amended, modified or waived in writing, to provide that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy, to provide that the election of a particular remedy does not preclude recourse to one or more remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, to waive rights or remedies which cannot be waived as a matter of law, to provide for set-off unless there is mutuality between the parties or to provide that any agreement is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the current actual knowledge of the attorneys in this firm who are involved in the representation of parties to the transactions described herein. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

Fortress CBO Investments I, Limited                                       Page 4
Fortress CBO Investments I Corp.
July 22, 1999


         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the "1933 Act"), the Internal Revenue Code of 1986 (the "Code"), the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion herein, unless specifically addressed in the opinions expressed below, with respect to (i) any law the violation of which would not have any material adverse effect on the ability of any party to perform its obligations under any agreement or the applicability of which results from the legal or regulatory status or involvement in any transaction to which this opinion letter relates of a person or entity not the subject of the opinions expressed herein, (ii) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof, (iii) the securities or tax laws of any jurisdiction or (iv) any other matter

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Co-Issuer has been legally incorporated and, based upon a certificate of good standing issued by the State in which incorporated, is validly existing as a corporation in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver the Agreements and to perform its obligations thereunder.

         2. Excluding the Trust Deed, each of the Agreements to which the Issuer, the Co-Issuer or the Company is a party has, in the case of the Co-Issuer, been duly authorized, executed and delivered by the Co-Issuer and, assuming the necessary authorization, execution and delivery thereof by the parties thereto other than the Co-Issuer, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Issuer, the Co-Issuer and the Company in accordance with its terms.

         3. The performance by each of the Issuers and the Collateral Manager of its respective obligations under the Agreements and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any court, agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given.

         4. The performance by each of the Issuers and the Collateral Manager of its obligations under the Agreements and the consummation of the transactions contemplated thereby will not result in (i) in the case of the Co-Issuer, any breach or violation of its certificate of incorporation or bylaws, (ii) in the case of the Co-Issuer and the Collateral Manager, to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or
                  (iii) any breach or violation of any statute or regulation thereunder or, to our knowledge, any order of any court, agency or other governmental body.

Fortress CBO Investments I, Limited                                       Page 5
Fortress CBO Investments I Corp.
July 22, 1999


         5. Any final and conclusive judgment against the Issuer, the Co-Issuer or the Company obtained respecting any of the Agreements in a court of competent jurisdiction in England will be recognized by and be enforceable against the Issuer, the Co-Issuer or the Company in a United States Federal court or a court in the State of New York in an action brought against the Issuer, the Co-Issuer or the Company in such court, provided that (a) the Issuer, the Co-Issuer or the Company has been served by summons and not by public notice and has appeared in the action, (b) such judgment is not contrary to the public policy of the United States or the State of New York, as the case may be, and (c) reciprocity continues to exist as to the recognition by any court of England of competent jurisdiction of final and conclusive judgments obtained in the courts of the United States and any court of the State of New York where the party against which the judgment is sought to be enforced was either served by summons and not by public notice or has appeared in the action brought in such courts and where the judgment is not contrary to the public policy of England. In this regard, we do not believe that a money judgment against the Issuer, the Co-Issuer or the Company with respect to its obligations under any of the Agreements would be considered contrary to the public policy of the United States or the State of New York.

         6. The statements made in the Offering Memorandum under the heading "Description of the Senior Notes," "Security for the Senior Notes and the Subordinate Securities," "Transfer Restrictions" and "The Collateral Management Agreement," insofar as such statements purport to summarize certain provisions of the Senior Notes, the Trust Deed, the Collateral Management Agreement and the Hedge Agreements provide a fair summary of such provisions. The statements made in the Offering Memorandum, as the case may be, under the headings "Certain Income Tax Considerations" and "Certain ERISA Considerations," to the extent that they constitute matters of State of New York or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Senior Notes, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         7. The Trust Deed is not required to be qualified under the Trust Indenture Act of 1939, as amended. None of the Issuer, the Co-Issuer or the pool of Collateral is an "investment company" or "controlled by" an "investment company" within the meaning of the investment Company Act of 1940, as amended.

         8. The offer and sale of the Securities pursuant to and in accordance with the Agreements and, in the case of the Senior Notes, the Offering Memorandum are transactions that do not require registration under the 1933 Act.

         9. Assuming compliance with the provisions of the Trust Deed, for United States federal income tax purposes, the Senior Notes will be treated as debt for United States federal income tax purposes.

Fortress CBO Investments I, Limited                                       Page 6
Fortress CBO Investments I Corp.
July 22, 1999







         10. Assuming compliance with the provisions of the Trust Deed, for United States federal income tax purposes, the Issuer will not be treated as engaged in the conduct of a United States trade or business and, consequently, the Issuer's profits will not be subject to United States federal income tax.

         11. Assuming compliance with the provisions of the Trust Deed, for United States federal income tax purposes, neither the Issuer nor any portion of the Issuer will be subject to United States federal income tax as a "taxable mortgage pool" within the meaning of Code section 7701(i).

         12. Assuming compliance with the provisions of the Trust Deed, for United States federal income tax purposes, the Issuer will be eligible for the exemption from U.S. federal withholding tax on payments of "portfolio interest."

         This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law.

                                            Very truly yours,


                                            Thacher Proffitt & Wood

                          [SIDLEY & AUSTIN LETTERHEAD]



                                                          November 17, 1999

Greenwich NatWest Limited                     Greenwich Capital Markets, Inc.
600 Steamboat Road                            600 Steamboat Road
Greenwich, Connecticut 06831                  Greenwich, Connecticut 06831

Fortress Investment Corp.                     Moody's Investors Service, Inc.
c/o Fortress Investment Group                 99 Church Street
1301 Avenue of the Americas                   New York, New York 10007
New York, New York 10019
                                              LaSalle Bank National Association
Fortress Depositor L.L.C.                     135 S. LaSalle Street, Suite 1625
c/o Fortress Investment Group                 Chicago, Illinois 60603
1301 Avenue of the Americas
New York, New York 10019                      ABN AMRO Bank N.V.
                                              135 S. LaSalle Street
Fortress IOFP, L.L.C.                         Chicago, Illinois 60603
c/o Fortress Investment Group
1301 Avenue of the Americas                   Midland Loan Services, Inc.
New York, New York 10019                      210 West 10th Street, 6th Floor
                                              Kansas City, Missouri 64105


         Re: Fortress Commercial Mortgage Trust 1999-PC1 Commercial Mortgage Pass-Through Certificates, Series 1999-PC1, Class A, Class B Class C, Class D and Class E


Ladies and Gentlemen:

                  We have acted as special counsel to Fortress Depositor L.L.C. (the "Depositor"), Fortress Investment Corp. ("Fortress Investment") and Fortress IOFP, L.L.C. ("Fortress IOFP") in connection with the following transactions (collectively, the "Transactions"):

                  (i) the contribution by Fortress IOFP to the Depositor, pursuant to the Contribution Agreement, dated as of November 17, 1999 (the "Contribution Agreement"), between Fortress IOFP and the Depositor, of a mortgage loan (the "Mortgage Loan") made pursuant to that certain Amended and Restated Loan Agreement, dated as of December 2, 1997, between UBS Mortgage Finance, Inc. and Payless Cashways, Inc., as borrower, as amended by the First Amendment thereto dated as of February 26, 1998;

Greenwich NatWest Limited
Fortress Investment Corp.
Fortress Depositor L.L.C.
Fortress IOFP, L.L.C.
Greenwich Capital Markets, Inc.
Moody's Investors Service, Inc.
LaSalle Bank National Association
ABN AMRO Bank N.V.
Midland Loan Services, Inc.
November 17, 1999
Page 2


                  (ii) the creation of a common law trust (the "Trust") and the issuance to the Depositor by the Trust of an aggregate $83,685,619 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 1999-PC1 (the "Certificates"), consisting of nine classes (each, a "Class") designated Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X, pursuant to the Trust and Servicing Agreement, dated as of November 2, 1999 (the "Trust Agreement"), between the Depositor, as depositor, Midland Loan Services, Inc., as servicer (the "Servicer"), LaSalle Bank National Association, as trustee ("Trustee"), and ABN AMRO Bank N.V., as fiscal agent;


                  (iii) the transfer of the Mortgage Loan by the Depositor to the Trust, pursuant to the Trust Agreement, in exchange for the Certificates;

                  (iv) the offer of the Class A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") to a limited number of institutional investors pursuant to the Placement Agency Agreement, dated as of November 12, 1999 (the "Placement Agency Agreement"), between the Depositor and Greenwich NatWest Limited, as agent for National Westminster Bank Plc (together, the "Placement Agent");

                  (v) the sale of the Offered Certificates by the Depositor to Old Kent Bank, First Bank of Oak Park and Greenwich Capital Markets, Inc. ("GCM"), pursuant to three Purchase Agreements, each dated November 17, 1999 (collectively, the "Purchase Agreements"), between the Depositor, as seller, and such entity, respectively, as purchaser; and

                  (vi) the issuance to the Trustee by GCM (in such capacity, the "Advance LOC Issuer") of an Advance Letter of Credit pursuant to the Letter of Credit and Reimbursement Agreement, dated as of November 17, 1999 (the "Reimbursement Agreement"), between the Depositor, Fortress Investment, the Trustee, the Servicer and the Advance LOC Issuer.

                  The Contribution Agreement, the Trust Agreement, the Placement Agency Agreement, the Purchase Agreements and the Reimbursement Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Trust Agreement and, to the extent not defined therein, in the other Agreements.

Greenwich NatWest Limited
Fortress Investment Corp.
Fortress Depositor L.L.C.
Fortress IOFP, L.L.C.
Greenwich Capital Markets, Inc.
Moody's Investors Service, Inc.
LaSalle Bank National Association
ABN AMRO Bank N.V.
Midland Loan Services, Inc.
November 17, 1999
Page 3


         For purposes of this opinion letter, we have reviewed the Agreements, the Private Offering Memorandum, dated November 12, 1999, relating to the Trust and the Certificates (including all exhibits and annexes thereto, the "Private Offering Memorandum"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for this opinion. We have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements as we have deemed relevant or necessary as the basis for such opinion. We have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based. We have also assumed
(i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies,
(v) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto (other than the Depositor and Fortress IOFP), (vi) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto (other than the Depositor, Fortress IOFP and Fortress Investment), enforceable against each such party in accordance with its terms, and (vii) the absence of any agreement that supplements or otherwise modifies the agreements expressed in the Agreements.

         In rendering the opinions below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive laws of the State of New York, the General Corporation Law of the State of Delaware and, where expressly referred to below, the federal laws of the United States of America.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform its obligations under each of the Agreements to which it is a party.

                  2. Each of the Agreements to which the Depositor is a party has been duly authorized, executed and delivered by the Depositor.

Greenwich NatWest Limited
Fortress Investment Corp.
Fortress Depositor L.L.C.
Fortress IOFP, L.L.C.
Greenwich Capital Markets, Inc.
Moody's Investors Service, Inc.
LaSalle Bank National Association
ABN AMRO Bank N.V.
Midland Loan Services, Inc.
November 17, 1999
Page 4


                  3. Fortress IOFP has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform its obligations under each of the Agreements to which it is a party.

                  4. Each of the Agreements to which Fortress IOFP is a party has been duly authorized, executed and delivered by Fortress IOFP.

                  5. Each of the Agreements to which any of the Depositor, Fortress Investment or Fortress IOFP is a party constitutes a valid, legal and binding agreement of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally, (b) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (c) public policy considerations underlying any law, rule or regulation (including any federal or state securities laws) to the extent that the same limit the enforceability of any provisions of such Agreements that purport or are construed to provide indemnification.

                  6. The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Trust Agreement and paid for in accordance with the Purchase Agreements, will be entitled to the benefits of the Trust Agreement.

                  7. None of the offer of the Offered Certificates, the purchase of the Offered Certificates by the initial purchasers thereof, the sale of the Class C Certificates by GCM and the consummation of any of the other transactions contemplated by, or the fulfillment by the Depositor of the terms of, the Agreements to which the Depositor is a party will conflict with or result in a breach or violation of any term or provision of the certificate of formation or limited liability company agreement of the Depositor, or any federal or State of New York statute or regulation known to us to be applicable, generally, to transactions of the nature contemplated by the Agreements, except that we express no opinion as to compliance with the securities laws of the State of New York or any other

Greenwich NatWest Limited
Fortress Investment Corp.
Fortress Depositor L.L.C.
Fortress IOFP, L.L.C.
Greenwich Capital Markets, Inc.
Moody's Investors Service, Inc.
LaSalle Bank National Association
ABN AMRO Bank N.V.
Midland Loan Services, Inc.
November 17, 1999
Page 5

                           particular State in connection with the offer of the Offered Certificates, the purchase of the Offered Certificates by the initial purchasers thereof and the sale of the Class C Certificates by GCM.

                  8. Neither the consummation of any of the transactions contemplated by nor the fulfillment by Fortress Investment or Fortress IOFP of the terms of the Agreements to which Fortress Investment or Fortress IOFP is a party, will conflict with or result in a breach or violation of any term or provision of (a) the certificate of formation or limited liability company agreement of Fortress IOFP, or (b) any federal or State of New York statute or regulation known to us to be applicable, generally, to transactions of the nature contemplated by the Agreements.

                  9. No consent, approval, authorization or order of any federal or State of New York or State of Delaware court, agency or other governmental body known to us to be applicable, generally, to transactions of the nature contemplated by the Agreements is required for the consummation by the Depositor, Fortress Investment or Fortress IOFP of the transactions contemplated by the Agreements, except such as may be required under the securities laws of the State of New York and other particular States in connection with the offer of the Offered Certificates, the purchase of the Offered Certificates by the initial purchasers thereof and the sale of the Class C Certificates by GCM.

                  10. The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust is not required to be registered under the Investment Company Act of 1940, as amended.

                  11. The statements set forth in the Private Offering Memorandum under the headings "Description of the Offered Certificates" and "Servicing of the Mortgage Loans", insofar as such statements purport to summarize certain material provisions of the Certificates and the Trust Agreement, provide a fair and accurate summary of such provisions.

                  12. The statements set forth in the Private Offering Memorandum under the headings "Certain Federal Income Tax Consequences", "ERISA Considerations" and "Legal Investment", to the extent that they purport to

Greenwich NatWest Limited
Fortress Investment Corp.
Fortress Depositor L.L.C.
Fortress IOFP, L.L.C.
Greenwich Capital Markets, Inc.
Moody's Investors Service, Inc.
LaSalle Bank National Association
ABN AMRO Bank N.V.
Midland Loan Services, Inc.
November 17, 1999
Page 6

                           describe certain matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Certificates to all investors, provide a fair and accurate summary of such matters and conclusions set forth under such headings.

                  13. Assuming (a) the accuracy of the Placement Agent's and the Depositor's respective representations and warranties, and the performance of the Placement Agent's and the Depositor's respective covenants, contained in the Placement Agency Agreement, (b) the accuracy of the respective representations and warranties, of each initial purchaser of the Offered Certificates and the Depositor, and the performance of such respective purchaser's and the Depositor's respective covenants, contained in the Purchase Agreements,. (c) the accuracy in each case of the representations and warranties required to be made under the heading "Notice to Investors" in the Private Offering Memorandum, and (d) compliance by all relevant persons with the Trust Agreement, the offer of the Offered Certificates, the purchase of the Offered Certificates by the initial purchasers thereof and the sale of the Class C Certificates by GCM in the manner contemplated in the Private Offering Memorandum, the Placement Agency Agreement and the Purchase Agreements are transactions that do not require registration of the Certificates under the Securities Act of 1933, as amended.

                  14. Assuming compliance with all provisions of the Trust Agreement, for City and State of New York income and corporation franchise tax purposes, the Trust will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any City or State of New York franchise tax liability.

                  15. Assuming compliance with all provisions of the Trust Agreement, the arrangement under which the Trust Fund is created will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986 (the "Code") and not as a partnership, an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool.

Greenwich NatWest Limited
Fortress Investment Corp.
Fortress Depositor L.L.C.
Fortress IOFP, L.L.C.
Greenwich Capital Markets, Inc.
Moody's Investors Service, Inc.
LaSalle Bank National Association
ABN AMRO Bank N.V.
Midland Loan Services, Inc.
November 17, 1999
Page 7

                  16. The Offered Certificates will be characterized as evidencing ownership interests in the Mortgage Loan and as constituting interests in "stripped bonds" within the meaning of Section 1286 of the Code.

                  When used in this opinion, the term "knowledge" or words of similar import mean the conscious awareness of facts or other information of the Sidley & Austin attorneys currently practicing law with this firm who have been actively involved in negotiating the Agreements and other aspects of the Transactions, having no current conscious awareness of any contrary facts or information.

                  The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.


                                 Very truly yours,


                                 /s/ Sidley & Austin

                     [LETTERHEAD SIDLEY AUSTIN BROWN & WOOD]


                                December 31, 2001


Fortress Investment Corporation
1301 Avenue of the Americas
42nd Floor, New York, NY 10019

         Re: REIT Qualification and $85,000,000 Zero Coupon Note Executed by FIC GSA Mezzanine Borrower LLC and FIC Houston LLC in Favor of GMZ Funding LLC


Ladies and Gentlemen:


         We have acted as United States special tax counsel to Fortress Investment Corp., a Maryland corporation (alternatively "FIC" or "Indemnitor"), FIC GSA Mezzanine Borrower LLC, a Delaware limited liability company ("GSA Mezzanine"), and FIC Houston LLC, a Delaware limited liability company ("Houston") (GSA Mezzanine and Houston individually and collectively are sometimes referred to herein as the "Borrower") in connection with the execution and delivery by the Lender and the Borrower of that certain Mezzanine Loan Agreement, dated as of December 31, 2001, between GMZ Funding LLC, a Delaware limited liability company ("Lender") and the Borrower (the "Loan Agreement"). Under the Loan Agreement the Lender has made a loan to the Borrower (the "Loan") and the Borrower has executed a zero coupon promissory note dated as of December 31, 2001 in the amount of $85,000,000 in favor of the Lender (the "Note").


         The Loan proceeds consisted of $25,000,000 cash and two non-interest bearing demand notes payable by FIC in the amounts of $2,779,500 ("$2M Note") and $57,220,500 ("$57M Note"). The Lender transferred $25,000,000 and endorsed the $57M Note to GSA Mezzanine and Lender endorsed the $2M Note to Houston. GSA Mezzanine distributed the cash and the $57M Note to its sole member, Fortress Partners, L.P., which, in turn, distributed the cash and the $57M Note to its sole general partner, FIC. FIC owns all but a very small percentage (less than ..1%) of the ownership interests in Fortress Partners, L.P. Houston will distribute the $2M Note to its sole member, FIC.

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Fortress Investment Corporation
December 31, 2001
Page 2


         The Lender pledged the Note as part of the security for certain notes it issued pursuant to an Indenture Agreement (Series 2001-GSA Notes), by and between GMZ Funding LLC, as Issuer, and Lasalle Bank National Association, as Trustee, dated as of December 31, 2001 (the "Indenture"). Fortress CBO Investments I, Limited ("CBO Issuer"), an entity wholly owned by FIC, organized under the laws of the Cayman Islands, purchased Class A Series 2001-GSA Notes ("A Notes") with a stated redemption price at maturity of $25,000,000 issued by Lender under an Asset Purchase Agreement by and between Lender, as Seller, and CBO Issuer, as Purchaser, dated as of December 31, 2001 (the "Asset Purchase Agreement"). CBO Issuer will pledge the A Notes as part of the security for certain notes issued by the CBO Issuer pursuant to a Secured Note and Certificate Trust Deed by and among Fortress CBO Investments I, Limited, as Issuer, Fortress CBO Investments I Corp., as Co-Issuer, and The Chase Manhattan Bank, as Trustee, dated July 22, 1999 (the "CBO Indenture").

         As United States special tax counsel, we have examined such documents and records as we have deemed appropriate for purposes of rendering this opinion, including the following (collectively, the "Transaction Documents"). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Transaction Documents.

         1. Loan Agreement;

         2. Note;

         3. Indemnity Agreement executed by Indemnitor in favor of Lender, dated as of December 31, 2001;

         4. Equity Pledge Agreement by and between Lender and Borrower, dated as of December 31, 2001;

         5. Intercreditor Agreement by and between State Street Bank and Trust Company, as Trustee for $223,245,400 Lease-Backed Pass-Through Certificates, Series 1999-GSA1, Class A, and for $175,870,728 Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class B, as Senior Lender and GMZ Funding LLC, as Mezzanine Lender dated as of December 31, 2001;

         6. Limited Liability Company Agreement of GSA Mezzanine dated as of December 31, 2001;

         7. Limited Liability Company Agreement of Houston dated as of December 31, 2001;

         8. Indenture;

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Fortress Investment Corporation
December 31, 2001
Page 3


         9. CBO Indenture;

         10. Asset Purchase Agreement;

         11. Agreement of Limited Partnership of Fortress Partners, L.P. dated as of June 10, 1998; and

         12. Copies of certain formation and organization documents of Fortress GSA Properties Holdings LLC, Fortress GSA Properties LLC, Fortress GSA San Diego Properties Holdings LLC, Fortress GSA Huntsville LLC, Fortress GSA San Diego LLC, Fortress Houston GP Corp., Fortress GSA Houston LP, and Fortress GSA Houston Properties, LP.

         This opinion concerns the effect on FIC's qualification as a real estate investment trust ("REIT") as defined in Section 856(a) of the Internal Revenue Code of 1986 ("Code") of FIC's holding an interest in the Note indirectly through the Lender, in particular, the extent to which the Note, and the income on the Note, will be taken into account for purposes of the asset and income tests of Code Section 856(c)(2),(3) and (4) with which FIC is required to comply in order to continue to qualify as a REIT.

         We have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals. Our opinion is also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the Transaction Documents other than those contained therein. Furthermore, our opinion is based on the assumption that all parties to the Transaction Documents will comply with the terms thereof. As to any facts material to the following opinion which we did not independently establish or verify, we have relied upon statements and representations of the officers and directors of FIC. As to the treatment of the Note under generally accepted accounting principles ("GAAP"), we have relied upon statements made by Gregory Hughes, the chief financial officer of FIC. Mr. Hughes has advised us that under GAAP, the Note will not appear as an asset on FIC's balance sheet or give rise to additional income to FIC because it will be eliminated in the consolidation of the separate balance sheets of all the various entities referred to in this letter.

         By virtue of its capital interest in Fortress Partners, L.P., FIC owns virtually the entire ultimate economic ownership of the underlying properties that indirectly secure the Note. Under Treas. Reg. Section 1.856-3(g), a REIT That is a partner in a partnership is deemed to own its proportionate share of the assets of that partnership and to be entitled to the income of the

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Fortress Investment Corporation
December 31, 2001
Page 4


partnership attributable to such share.1 Thus, FIC is treated, for REIT qualification purposes, as if it owns the underlying properties and as if it received the income derived from those properties to the extent of its ownership of Fortress Parners, L.P., i.e., in a percentage in excess of 99.9%. Since the economic value of the Note is totally dependent on the economic value of the underlying properties, we observe that to count the Note as a separate gross asset and as producing additional gross income to FIC involves an element of double counting. That is, the underlying properties that support the Note are already included in FIC's gross assets for purposes of the asset and income tests of Code Section 856(c) and to count tHe Note as another gross asset would suggest that there is an additional value to FIC's holdings that does not in fact exist.

         Moreover, Treas. Reg. Section 1.856-2(d)(3) provides that the total gross assets of a REIT are generally determined in accordance with GAAP. While it is fairly clear that this is not an unreserved application of GAAP to entities such as other REITs or taxable REIT subsidiaries that might technically be consolidated under GAAP with a REIT that owned their shares, we believe that in the case of a partnership that is already treated in effect as an aggregate for purpose of the REIT income and asset tests of Code Section 856(c), the GAAP treatment that treats the Note as non-existent would prevail. There is support for this view in several private letter rulings issued relatively recently by the Internal Revenue Service.2


--------
1 Thus, for example, if a REIT owns a 30% capital interest in a partnership owning rental property, that REIT will be treated as owning 30% of the property owned by the partnership and as being entitled to 30% of the rent derived from the property by the partnership.

2 Private letter rulings may not be used or cited as precedent by taxpayers other than those to whom they are issued, but are nevertheless indicative of the Internal Revenue Service's position on an issue as of the date that they are issued. See P.L.R. 9514006 (December 30, 1994) (A REIT held a general partnership interest in an operating partnership ("OP") which held several shopping centers. The REIT loaned money to the OP evidenced by a note with stated interest. The Service held that since the REIT had to account for its share of OP's assets and income under regulation Section 1.856-3(G) and because that share already reflected the actual assets held by and the income received by OP, the loan and the interest payments by OP to the REIT should be disregarded for the asset and income tests under Section 856(c). See also P.L.R. 199930043 (April 30, 1999), P.L.R. 9808011 (October 14, 1997); P.L.R. 9701028
(October 1, 1996); P.L.R. 9552038 (September 29, 1995); P.L.R. 9535014 (May 25,
1995); P.L.R. 9521010 (February 23, 1995); P.L.R. 9515005 (December 7, 1994);
P.L.R. 9452032 (September 30, 1994); P.L.R. 9502037 (October 19, 1994); P.L.R.
9431005 (April 22, 1994); P.L.R. 9428018 (April 18, 1994); P.L.R. 9343027 (July
30, 1993) (Generally, a REIT's allocable share of management fees from its partnership interests is disregarded for purposes of applying the gross income tests of Section 856(c) to the extent that such allocable share does not exceed the REIT's direct and indirect interests, through the partnership, in the properties being managed.). See also P.L.R. 9832012 (May 7, 1998) (A REIT held various real estate projects through qualified REIT subsidiaries and partnerships. It formed a finance entity ("FE") as a financing vehicle. FE issued Preferred Securities and voting Common Securities. FE sold the Preferred Securities and FE used the proceeds to purchase the REIT's debentures. FE transferred the Common Securities to the REIT in exchange for additional REIT debentures. The Service held that while the REIT

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Fortress Investment Corporation
December 31, 2001
Page 5


         Finally, we note that Code Section 856(c)(7) now directs that a security issued as "straight debt", within the meaning of Code Section 1361(c)(5), by an issuer that is a partnership of which a REIT is at least a 20% partner is to be disregarded for purposes of the requirement of Code Section 856(c)(4)(B)(iii)(III) that a REIT not own more than 10% of total value of the securities of any single issuer. It would be incongruous to disregard such a security for purposes of Code Section 856(c)(4)(B)(iii)(III), but not for Code
Section 856(c)(2), and (3).3



         Based on the foregoing, we are of the opinion that, for U.S. federal income tax purposes,


         1. FIC's interest (held indirectly through its interest in the Lender) in the Note issued by the Borrower will not violate Code
Section 856(c)(4)(B)(iii)(III)'s requirement that it hold no more than ten percent (10%) of the total value of the outstanding securities of any one issuer.



         2. FIC will not recognize income with respect to the Note that does not qualify for purposes of Section 856(c)(3) (the 75% income test), and the Note will not constitute a non-qualifying asset in FIC's hands for purposes of
Section 856(c)(4)(A) (the 75% asset test), 856(c)(4)(B)(i) (the 25% asset test) or 856(c)(4)(B)(iii)(I) (the 5% asset test) except, in each case, to the extent allocable to the minority equity interests in Fortress Partners L.P.


         The opinion set forth herein is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code") and United States Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the United States Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinion is based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Transaction Documents.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Transaction

--------
held all of FE's voting Common Securities, such interest did not violate the 10% cap on voting securities of a single issuer within the meaning of
Section 856(c)(4)(B).

3 The note is, in our opinion, "straight debt." See, generally, S. REP. NO. 97-640, at 718 (1982) and H.R. REP. NO. 97-826, at 730 (1982).

SIDLEY AUSTIN BROWN & WOOD                                              NEW YORK

Fortress Investment Corporation
December 31, 2001
Page 6

Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transaction other than the transaction contemplated herein. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                       Very truly yours,



                                       /s/ Sidley Austin Brown & Wood
                                       -----------------------------------------

                         [THACHER PROFFITT LETTERHEAD]



                                                  July 12,2002



Newcastle Investment Corp.
1251 Avenue of the Americas
New York, New York 10020



Ladies and Gentlemen:

         We have acted as counsel to Impac Commercial Holdings, Inc. ("Impac Commercial Holdings"), Impac Commercial Assets Corp. ("Impac Commercial Assets") and IMH Assets Corp. (the "Company") in connection with the transactions described herein. Impac CMB Trust 1998-Cl (the "Owner Trust") issued its Collateralized Mortgage Bonds (the "Bonds") pursuant to the Indenture, dated as of August 1, 1998 (the "Indenture"), between the Owner Trust as issuer and Laalle National Bank as indenture trustee (the "Indenture Trustee"). Pursuant to the Indenture, the Bonds are collateralized by certain assets of the Owner Trust (the "Owner Trust Estate" or the "Collateral") consisting primarily of fixed and adjustable rate, first lien, multifamily and commercial loans (the "Mortgage Loans"). Impac Commercial Holdings sold the Mortgage Loans to Impac Commercial Assets pursuant to the Loan Sale Agreement, dated as of August 1, 1998 (the "Loan Sale Agreement"), between Impac Commercial Holdings and Impac Commercial Assets. Impac Commercial Assets then sold the Mortgage Loans to the Company pursuant to the Loan Sale Agreement, dated as of August 1, 1998 (the "IMH Loan Sale Agreement"), between the Seller and the Company. The Company transferred the Mortgage Loans to the Owner Trust in exchange for the Bonds and the certificates of beneficial ownership issued by the Owner Trust (the "Owner Trust

IMH Assets Corp., Series 1998-C1                                         Page 2.
July 12,2002

Certificates") pursuant to the Owner Trust Agreement, dated as of August 1,1998 (the "Owner Trust Agreement"), between the Company and Wilmington Trust Company.

         The Company sold the Class A-1A, Class A-lB, Class A-2, Class B, Class C, Class D and Class E Bonds (collectively, the "Offered Bonds") to Morgan Stanley & Co. Incorporated (the "Underwriter") pursuant to the Underwriting Agreement, dated as of August 20, 1998 (the "Underwriting Agreement"), between the Company and the Underwriter. The Class F Bond was guaranteed by Impac Commercial Holdings (in such capacity, the "Guarantor") in favor of the Indenture Trustee pursuant to the Guaranty, dated as of August 26,1998 (the "Guaranty"). The Class F and Class G Bonds and the Owner Trust Certificates were transferred to Impac Commercial Assets as partial consideration for the Mortgage Loans. The Class XS Owner consideration for the Mortgage Loans. The Bonds were offered and sold pursuant to a registration statement (the "Registration Statement") declared effective on May 1, 1998 by the Securities and Exchange Commission (the "Commission") and a prospectus, dated August 6, 1998 (the "Base Prospectus"), supplemented by a prospectus supplement, dated August 20, 1998 (the "Prospectus Supplement"; together with the Base Prospectus, the "Prospectus").

         The Owner Trust Agreement, the Impac Loan Sale Agreement, the IMH Loan Sale Agreement, the Servicing Agreement, the Guaranty, the Indenture and the Underwriting Agreement are collectively referred to herein as the Agreements . Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In connection with rendering this opinion letter, we have examined (i) an executed copy of the Indenture, (ii) an executed copy of Guaranty, (iii) a copy of the report (the "Determination Date Report") prepared by Midland Loan Services, Inc. (the "Master Servicer") for the Collection Period one month prior to the Transfer Date and (iv) such other documents as we have deemed necessary and relevant as a basis for the opinions set forth below. In rendering this opinion letter, except for the matters that are specifically addressed in the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders the opinion expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

IMH Assets Corp., Series 1998-Cl                                         Page 3.
July 12,2002

         This opinion letter is based solely upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on such actual present knowledge of such attorneys.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States including without limitation the Internal Revenue Code of 1986 (the "Code") and applicable regulations thereunder and current judicial and administrative authority with respect thereto. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The federal income tax opinions set forth below are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which or the effect of any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion for federal income tax purposes, the Class F Bonds will be characterized as debt instruments.

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except to
(i) any applicable rating agency, institution providing credit enhancement, reinsurer or liquidity support or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof, or other person or entity entitled to rely hereon, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity entitled to rely hereon except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion

IMH Assets Corp., Series 1998-Cl                                         Page 4.
July 12,2002

letter. In permitting reliance hereon by any person or entity other than an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have assumed and are assuming no responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

                                                Very truly yours,

                                                /s/ Thacher, Proffitt & Wood